As filed with the U.S. Securities and Exchange Commission on July 27, 2017.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PENSARE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770	81-2402421
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1720 Peachtree Street

Suite 629

Atlanta, GA 30309

(404) 234-3098

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Darrell J. Mays

Chief Executive Officer

Pensare Acquisition Corp.

c/o Pensare Sponsor Group, LLC

1720 Peachtree Street

Suite 629

Atlanta, GA 30309

(404) 234-3098

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alan I. Annex, Esq. Jason T. Simon, Esq. Greenberg Traurig, LLP Met Life Building 200 Park Avenue New York, NY 10166 (212) 801-9200 (212) 801-6400 — Facsimile	David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, NY 10174 (212) 818-8800 (212) 818-8881 — Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒  333-219162

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of common stock, $0.001 par value, one Right entitling the holder to receive one-tenth (1/10) of one share of common stock, and one-half of one warrant	2,300,000 Units(2)	$10.00	$23,000,000	$2,666
Shares of common stock included as part of the units(3)	2,300,000 Shares(2)	—	—	—	(4)
Rights included as part of the units(3)	2,300,000 Rights(2)	—	—	—	(4)
Warrants included as part of the units(3)	1,150,000 Warrants(2)	—	—	—	(4)
Shares of common stock underlying the rights included as part of the units	230,000 Shares	—	—	—	(4)
Units underlying Representative’s Unit Purchase Option (“Representative’s Units”)	100,000 Units	$10.00	$1,000,000	$116
Shares of common stock included as part of the Representative’s Units	100,000 Shares	—	—		(4)
Rights included as part of the Representative’s Units	100,000 Rights	—	—		(4)
Warrants included as part of the Representative’s Units	50,000 Warrants	—	—		(4)
Shares of common stock underlying rights included as part of the Representative’s Units	10,000 Shares	—	—		(4)
Total			$24,000,000	$2,782

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Represents only the additional number of securities being registered. Includes 300,000 units, consisting of 300,000 shares of common stock, 300,000 rights, 150,000 warrants and 30,000 shares of common stock underlying the rights included as part of the units, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any. Does not include the securities that the Registrant previously registered on the Prior Registration Statement.

(3)	Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	Pursuant to Rule 457(g) under the Securities Act, no additional fee.

(5)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $287,500,000 on its Registration Statement on Form S-1, as amended (File No. 333-219162).

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933.

 EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of (i) 2,300,000 additional units of Pensare Acquisition Corp., a Delaware corporation (the “Registrant”), each consisting of one share of the Registrant’s common stock, one right and one-half of one warrant; and (ii) 100,000 additional units of the Registrant underlying the Representative’s Unit Purchase Option, each consisting of one share of the Registrant’s common stock, one right and one-half of one warrant, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each right entitles the holder thereof to receive one-tenth of one share of the Registrant’s common stock. Each whole warrant entitles the holder thereof to purchase one share of the Registrant’s common stock at a price of $11.50 per share, subject to certain adjustments, and only whole warrants are exercisable. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-219162) (the “Prior Registration Statement”), initially filed by the Registrant on July 6, 2017 and declared effective by the Securities and Exchange Commission on July 27, 2017. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)	All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-219162) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description
5.1	Opinion of Greenberg Traurig, LLP.
23.1	Consent of Marcum LLP.
23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, Georgia, on the 27th day of July, 2017.

PENSARE ACQUISITION CORP.

By:	/s/ Darrell J. Mays
Darrell J. Mays
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Darrell J. Mays	Chief Executive Officer (Principal Executive	July 27, 2017
Darrell J. Mays	Officer)

/s/ John Foley	Chief Financial Officer (Principal Financial and	July 27, 2017
John Foley	Accounting Officer)

/s/ Lawrence E. Mock, Jr.	Chairman of the Board	July 27, 2017
Lawrence E. Mock, Jr.